SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549

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                            FORM 8-K

                         CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported) October 21,1999



                            CPI CORP.
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   (Exact Name of the Registrant as Specified in Charter)



   Delaware                     001-10204          43-1256674
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(State or Other Jurisdiction   (Commission File   (IRS Employer
 of Incorporation)               Number)    Identification No.)



1706 Washington Avenue, St. Louis, Missouri       63103-1790
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(Address of Principal Executive Offices)          (Zip Code)



Registrants telephone number, including area code (314) 231-1575
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             Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)









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ITEM 5.  OTHER EVENTS.

(A) On October 21, 1999, CPI Corp. issued the following press release:

     CPI CORP. CANCELS SPECIAL MEETING OF STOCKHOLDERS

     St. Louis, MO., October 21, 1999 - CPI Corp. (NYSE-CPY) ("CPI") today announced that it had cancelled a special meeting of its stockholders which was scheduled for 10 a.m. on Tuesday, October 26, 1999. The meeting had originally been called to allow the stockholders to act on an Agreement and Plan of Merger, dated June 15, 1999 (the "Merger Agreement") by and among CPI and SPS International Holdings, Inc. and SPS Acquisition, Inc., entities affiliated with American Securities Capital Partners, L.P., which proposed to acquire the stock of CPI. The company previously announced that SPS International Holdings had delivered a notice purporting to terminate the Merger Agreement. CPI subsequently declared SPS International Holdings and SPS Acquisition in willful breach of the Merger Agreement and issued its notice of termination.

     CPI is seeking damages for the willful breach of the Merger
Agreement and is claiming an amount of $80 million, together with attorneys' fees and costs, from ASCP under its guarantee of SPS
International's obligations.

     CPI is a consumer services company with $389 million in fiscal 1998 sales, operating approximately 1,200 retail locations, including 1,030 Sears Portrait Studios in the U.S., Puerto Rico and Canada and 152 Prints Plus wall decor stores.

                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           CPI CORP.
                                         (Registrant)


                           /s/   Barry Arthur
                                 --------------------
                                 Barry Arthur
                                 Chief Financial Officer




Date: October 22, 1999






























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